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                                                                    EXHIBIT 99.1


                        [LETTERHEAD OF US UNWIRED INC.]

901 Lakeshore Drive, Lake Charles, LA 70601
Phone: 337.436.9000
www.usunwired.com

Contact: Ed Moise, Investor Relations
         (337) 310-3500

            US UNWIRED'S CHIEF OPERATING OFFICER ACCEPTS SPRINT POST

LAKE CHARLES, LA (January 3, 2003)--US Unwired Inc. (Nasdaq/NM:UNWR), a PCS Affiliate of Sprint (NYSE:FON, PCS), today reported that its Chief Operating Officer, Steve Nielsen, has resigned to accept a senior finance position with Sprint. Mr. Nielsen's resignation is effective immediately.

"Steve has been a valuable member of US Unwired's management team. Although we are disappointed by his departure, we are pleased that Sprint recognizes the strength and depth of our management team. Steve brings to Kansas City an excellent understanding of the affiliate relationship that will benefit all parties," said Robert Piper, US Unwired's President and Chief Executive Officer.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired's PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the NASDAQ exchange under the symbol "UNWR".

About Sprint

Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. Sprint PCS is a wholly owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 75,000 employees worldwide and $26 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the ability to successfully integrate the business of US Unwired, IWO Holdings and Georgia PCS; the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings' network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to the following sections in the filings with the Securities and Exchange Commission that are identified below:

Filing                                     Section(s)

US Unwired's Form 10-K for the year        The two paragraphs that precede
ended December 31, 2001                    Part I.

US Unwired's Form 10-Q for the period      The first two paragraphs of Item 2;
ended September 30, 2002                   and the Risk Factors in Item 5.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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